EXHIBIT 21

                SUBSIDIARIES OF THE REGISTRANT
                    GERMAN AMERICAN BANCORP

                                                     STATE OF
          NAME                                      INCORPORATION

THE GERMAN AMERICAN BANK                               INDIANA
GAB MORTGAGE CORP.                                     INDIANA
THE UNION BANK                                         INDIANA
GERMAN AMERICAN HOLDINGS CORPORATION                   INDIANA
COMMUNITY TRUST BANK                                   INDIANA
FIRST STATE BANK, SOUTHWEST INDIANA                    INDIANA